Exhibit 1

JOINT FILING AGREEMENT

January 29, 2010

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, dated January 29, 2010 (including amendments thereto), with respect to the shares of common stock of Caprius, Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such Schedule 13D.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of January 29, 2010.

Date: January 29, 2010	VINTAGE CAPITAL GROUP, LLC

	By:	/s/ Fred C. Sands
		Name:	Fred C. Sands
		Title:	Manager

Date: January 29, 2010	THE FRED C. SANDS CHILDREN’S TRUST

	By:	/s/ Fred C. Sands
		Name:	Fred C. Sands
		Title:	Trustee

Date: January 29, 2010	THE FRED C. SANDS FAMILY REVOCABLE TRUST

	By:	/s/ Fred C. Sands
		Name:	Fred C. Sands
		Title:	Trustee

Date: January 29, 2010	FRED C. SANDS

	By:	/s/ Fred C. Sands